SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 11, 2005


                  THE AMERICAN EDUCATION CORPORATION
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Nevada                 0-11078         73-1621446
----------------------------  ------------  -------------------
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number) Identification No.)


                 7506 N. Broadway Extension, Suite 505
                    Oklahoma City, Oklahoma  73116
         ---------------------------------------------------
         (Address of principal executive offices) (Zip Code)


                            (405) 840-6031
         ----------------------------------------------------
         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange
Act (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Information to be Included in the Report

Item 8.01 Other events.

On May 11, 2005, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS PROFITABLE 2005 FIRST QUARTER PERFORMANCE."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------

   99.1 Company press release titled "THE AMERICAN EDUCATION CORPORATION REPORTS PROFITABLE 2005 FIRST QUARTER PERFORMANCE," dated May 11, 2005.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN EDUCATION CORPORATION



/s/ Jeffrey E. Butler
------------------------------------------
Jeffrey E. Butler, Chief Executive Officer

May 11, 2005





Exhibit 99.1

                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

              THE AMERICAN EDUCATION CORPORATION REPORTS
               PROFITABLE 2005 FIRST QUARTER PERFORMANCE

Oklahoma City, May 11, 2005: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that quarterly consolidated net revenues declined by 8 percent for the first quarter ended March 31, 2005. Net revenues for the 2005 first quarter were $2,339,607, compared to $2,530,266 for the same quarter of 2004. The decline in consolidated net revenues is primarily attributable to a major 2004 sale, which was recorded in the first quarter of the prior year. Despite the decline in first quarter revenues, it represents the second-highest sales volume for any first quarter recorded by the Company. Consolidated 2005 first quarter net income increased 212 percent to $65,486 from $21,005, resulting in earnings per share of $0.004 for the quarterly period.

Consolidated gross margins for the quarter ended March 31, 2005 were $1,997,758, or 85 percent of net revenues, which included the results for the Dolphin subsidiary operations on a consolidated basis, and which represents a decrease as a percent of revenues of 2 percent over the prior year's quarterly period of $2,189,400 and 87 percent. Gross margins for the core AEC software publishing business remained at approximately 96 percent of net revenues, consistent with historical results. However, consolidated gross margins for this period did not reflect the contribution of the UK-based subsidiary, Learning Pathways, which was written down to zero value as impaired in December 2004, and is now held for sale and considered a discontinued operation. The traditional lower gross margins of the Dolphin subsidiary, when consolidated into the Company's financial results, averaged down overall consolidated gross margin performance. During the quarterly period, total operating expenses decreased 11 percent as compared to the year-ago quarter, while operating expenses as a percentage of revenues declined by 2 percent to 77 percent. Income from continuing operations before income taxes for the quarter was $197,048 versus $168,632, reflecting an increase of 17 percent over the same 2004 quarter.

Gains in business profitability from AEC's core business unit were offset by losses of approximately $100,000 at the Dolphin subsidiary. Learning Pathways, the Company's UK operation, was written down to zero value as "impaired" in the closing quarter of 2004, is being held for sale, and as a result is now accounted for as a "discontinued operation." The pretax losses of $87,905 that were experienced by the subsidiary still impacted after-tax profitability by $52,743.

EBITDA for the quarter increased by 2 percent over the prior year's period to $514,017 versus $504,059 and represented 22 percent of consolidated net revenues.

At March 31, 2005, total assets increased 5 percent to $8,717,688 as compared to $8,277,572 at December 31, 2004. The Company's bank debt declined 24 percent to $283,761 from $371,862. Stockholders' equity increased by 1 percent to $5,458,200. During the quarter, the Company reached an agreement with its bank to extend its revolving loan arrangement until March of 2006. The Company's term loan with its bank will be fully paid in November of 2005.

Commenting on the results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "The core AEC operating unit revenues declined 6 percent during our 2005 first quarter as a result of a single large order that was received in the same 2004 quarter, creating a real challenge to maintain growth momentum. However, the $2,159,532 in core unit revenue level attained in this seasonally slow quarter represents the second-highest first quarter sales performance reported by the Company. Pretax income for the Company's core business unit increased for the quarter by 23 percent to $364,968 versus the $296,249 reported for 2004, representing pretax earnings of 17 percent of revenues.

The American Education Corporation Announces First Quarter Earnings
May 11, 2005
Page 2

"AEC's core business growth continues to be driven by quality products, and the Company is securing increasingly larger orders for inbound site license, online and product upgrade-based orders.

"With respect to subsidiary operations, the Company is engaged in early discussions with other companies, which have expressed an interest in assuming the financial responsibility for Learning Pathways. We expect to announce the results of these discussions during our second quarter. Additionally, we are reviewing the Dolphin subsidiary operations to determine appropriate measures related to the structure and future of this business unit," concluded Mr. Butler.

The Company's Java-based technology, the A+nyWhere Learning System, registered, Versions 3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development (GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-
8. The Company's curriculum content is aligned to the other third party digital resources such as the World Book Multimedia Encyclopedia and GoKnow's scientifically based, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 11,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer Online Courseware, trademark, the Company's new diagnostic, prescriptive test and online developmental curriculum offering, is aligned to ACCUPLACER OnLine, registered, the leading college placement test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

ACCUPLACER and ACCUPLACER OnLine are either trademarks or registered trademarks owned by the College Entrance Examination Board, New York, NY.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                   ----------------------------------
                        7506 BROADWAY EXTENSION
                        -----------------------
                        OKLAHOMA CITY, OK 73116
                        -----------------------
                             1-800-34APLUS
                             -------------
                            www.amered.com
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                                                                  Pre05-3

The American Education Corporation Announces First Quarter Earnings
May 11, 2005
Page 3

Statement of Income

                             Three Months         Three Months
                                Ended                Ended
                            March 31, 2005       March 31, 2004        %
                              (unaudited)          (unaudited)       Change
                         ------------------    ------------------    ------

Sales                         $2,339,607           $2,530,266           (8%)

Operating income
  from continuing
  operations                    207,578               183,913           13%

Income from continuing
  operations before
  income taxes                 197,048                168,632           17%

Income from continuing
  operations                   118,229                101,755           16%

Loss from discontinued
  operations                  (52,743)               (80,750)         (35%)

Net Income                      65,486                 21,005          212%

Earnings per share -
  diluted
Weighted average shares
  outstanding              16,665,726              15,427,021

Continuing operations     $      .007             $      .006           17%
Discontinued operations         (.003)                  (.005)         (40%)
                          ------------        ---------------
Total                     $      .004         $          .001          300%
                          ============        ===============


Balance Sheet Data

                              March 31,           December 31,
                                2005                  2004             %
                             (unaudited)           (audited)         Change
                          ------------------    -----------------    ------

Current Assets               $3,582,555           $3,102,531           15%

Total Assets                  8,717,688            8,277,572            5%

Current Liabilities           2,265,054            2,004,582           13%

Stockholders' Equity          5,458,200            5,392,714            1%



The American Education Corporation Announces First Quarter Earnings
May 11, 2005
Page 4

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Disclosure of Calculations for the Three Months Ended March 31, 2005



                                     Three Months Ended
                                         March  31
                                 -----------------------
                                      2005       2004
                                 -----------------------
                                 (Unaudited)  (Unaudited)

Net income                         $65,486      $21,005
Add back non-EBITDA
items included in net
income:
Depreciation and
amortization                       394,344      400,896
Interest expense                    10,530       15,281
Income tax provision                43,657       66,877
                                  --------     --------
EBITDA                            $514,017     $504,059
                                  ========     ========


EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income and impairment of goodwill. The Company believes that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analyst consider EBITDA may be a meaningful indicator of future profitability. EBITDA should not be construed as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See the consolidated statement of cash flows in the consolidated financial statements filed in the Company's Form 10-QSB.